UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 11, 2016 (November 9, 2016)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	30-0868937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3738 Coach Cove Sanford, MI	48657
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Securities Purchase Agreement with GPL Ventures LLC

On November 9, 2016, HPIL Holding (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with GPL Ventures, LLC (“GPL”).  The Company and GPL also entered into a Registration Rights Agreement dated November 9, 2016 (the “Registration Agreement”, and together with the Securities Purchase Agreement, the “Agreements”).  Pursuant to the Securities Purchase Agreement, the Company, at its sole and exclusive option, may issue and sell to GPL, from time to time as provided therein, and GPL would purchase from the Company shares of the Company’s common stock (“Shares”) equal to a value of up to Five Million Six Hundred Thousand Dollars ($5,600,000).  Pursuant to the Registration Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and applicable state laws with respect to all Shares issued in connection with the Securities Purchase Agreement.

Subject to the terms and conditions of the Securities Purchase Agreement, the Company, at its sole and exclusive option, may issue and sell to GPL, and GPL shall purchase from the Company, the Shares upon the Company’s delivery of written notices to GPL. The aggregate maximum amount of all purchases that GPL shall be obligated to make under the Securities Purchase Agreement shall not exceed $5,600,000. Once a written notice is received by GPL, it shall not be terminated, withdrawn or otherwise revoked by the Company.  GPL is not obligated to purchase any Shares unless and until the Company has registered the Shares pursuant to a registration statement on Form S-1 (or on such other form as is available to the Company), which is required to be effective within 11 months of the execution of the Agreements.

Pursuant to the Securities Purchase Agreement, each purchase of Shares must be in an amount equal to at least One Hundred Thousand Dollars ($100,000) and is capped at the lesser of (i) One Hundred Seventy-Five Thousand Dollars ($175,000) or (ii) 200% of the average daily trading volume as calculated pursuant to the Securities Purchase Agreement.  The purchase price per share for each purchase of Shares to be paid by GPL shall be eighty percent (80%) of the lowest trading price (or if there are no recorded trades, the lowest closing price) during the Valuation Period (as defined and calculated pursuant to the Securities Purchase Agreement).

Additionally, on November 9, 2016, the Company issued to GPL a Convertible Promissory Note (the “Note”) in the principal amount of $250,000 as payment of a commitment fee to induce GPL to enter into the Agreements.  The Note accrues interest at the rate of five percent (5%) per annum and is due in full on or before July 30, 2017.  The Note also prohibits prepayment of the principal.  GPL has the right to convert all or any portion of the note balance at any time at a conversion price per share of seventy-five percent (75%) of the lowest Trading Price during the Valuation Period (as defined and calculated pursuant to the Note), which is adjustable in accordance with the Note terms in the event certain capital reorganization, merger, or liquidity events of the Company as further described in the Note.

The Securities Purchase Agreement, Registration Agreement, and Note contain other provisions customary to transactions of this nature. The foregoing descriptions of the Securities Purchase Agreement, Registration Agreement, and Note are qualified in their entirety by reference to the Securities Purchase Agreement, Registration Agreement, and Note, which are filed herewith as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure required by this item is included in Item 1.01 hereof and is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure required by this item is included in Item 1.01 hereof and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Exhibit
10.1*

Securities Purchase Agreement, by and between the Company and GPL Ventures, LLC, dated November 9, 2016

& Convertible Promissory Note, by and between the Company and GPL Ventures, LLC, dated November 9, 2016.

10.2*	Registration Rights Agreement, by and between the Company and GPL Ventures, LLC, dated November 9, 2016.

*   Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: November 11, 2016	By: /S/ Nitin Amersey Nitin Amersey Director, Chief Financial Officer, Treasurer and Corporate Secretary